UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-10)

INFORMATION REQUIRED IN THE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities and Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐     Soliciting Material Under Rule 14a-12

Affirmative Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of this filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AFFIRMATIVE INSURANCE HOLDINGS, INC.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 28, 2008

Dear Stockholder:

Notice is hereby given that the 2008 annual meeting of Stockholders (the Annual Meeting) of Affirmative Insurance Holdings, Inc. (Affirmative or the Company) will be held on May 28, 2008 at 2:30 p.m. at 150 Harvester Drive, Suite 300, Burr Ridge, Illinois 60527.

The purpose of the meeting is to:

1.	elect seven directors for a one-year term;

2.	ratify the appointment of KPMG LLP as Affirmative’s independent registered public accounting firm for 2008; and

3.	act upon such other matters as may properly come before the meeting or any adjournment thereof.

Accompanying this notice is the proxy statement, which provides information about Affirmative’s Board of Directors and management team, and further describes the business we will conduct at the meeting.

Only stockholders of record as of the close of business on April 4, 2008 will be entitled to notice of, and to vote at, the Annual Meeting.

We sincerely hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

Sincerely,

/s/ Joseph G. Fisher

Joseph G. Fisher

Secretary

Addison, Texas

April 29, 2008

i

ii

AFFIRMATIVE INSURANCE HOLDINGS, INC.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 28, 2008

GENERAL INFORMATION

Solicitation and Revocability of Proxies

The Board of Directors (the Board) of the Company is soliciting proxies in connection with its Annual Meeting of Stockholders and any adjournment thereof (the Annual Meeting) to be held on May 28, 2008 at 2:30 p.m. at 150 Harvester Drive, Suite 300, Burr Ridge, Illinois 60527. The approximate date on which this proxy statement and the enclosed proxy card are first being sent to stockholders is April 29, 2008.

If the accompanying proxy card is duly executed and returned, the shares of common stock of the Company represented thereby will be voted in accordance with the Board’s recommendations set forth herein and, where the stockholder makes a specification, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until written notice thereof has been given to Joseph G. Fisher, Secretary, Affirmative Insurance Holdings, Inc., 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

Shares Outstanding and Voting Rights

As of April 4, 2008, 15,415,358 shares of the Company’s common stock, par value $0.01 per share (the Common Stock), were outstanding. The Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on April 4, 2008 (the Record Date) are entitled to receive notice of, and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held. Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of directors.

Quorum and Required Vote

Quorum. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The holders of a majority of the issued and outstanding shares of Common Stock on the Record Date, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining the presence or absence of a quorum. The inspector of election appointed for the Annual Meeting will determine the number of shares of our Common Stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote. If a quorum is obtained, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked “For” Item 1 will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the shares cast at the Annual Meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Votes marked “For” Item 2 will be counted in favor of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Because the election of directors and the ratification of our independent registered public accounting firm are both routine matters for which specific instructions from beneficial owners will not be required, we do not expect any “broker non-votes” to arise in the context of this proposal.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1. What is a proxy and how does the proxy process operate?

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Kevin R. Callahan, Michael J. McClure and Joseph G. Fisher of the Company have been designated as proxies for the 2008 Annual Meeting of Stockholders. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of Common Stock as of the Record Date) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our Company or its stockholders.

2. What is a proxy statement?

It is a disclosure document in which the Company furnishes you with important information to assist you in deciding whether to authorize the proxies to vote on your behalf.

3. What is the purpose of holding this meeting?

We are holding the Annual Meeting to elect directors and to obtain stockholder ratification for the appointment of KPMG LLP as our independent registered public accounting firm. Our Board has nominated the director nominees. The appointment of KPMG LLP as our independent registered public accounting firm has been recommended by our Audit Committee, and our Audit Committee has recommended ratification of the appointment of KPMG LLP by our stockholders. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

4. What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a)	If your shares are registered in your name with our transfer agent, Computershare, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting.

(b)

If you are the beneficial owner of shares and your shares are held in “street name,” then they are held in the name of your brokerage firm, bank or other nominee. Your broker of record or bank, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you beneficially own shares in street name, these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

5. What is the record date and what does it mean?

The Record Date for the Annual Meeting is April 4, 2008. The Record Date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the Record Date are entitled to:

(a)	receive notice of the meeting, and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

6. What different methods can I use to vote?

(a)	By Mail by sending in the Written Proxy Card. If your shares are registered directly in your name as the holder of record, you may vote your shares by marking, signing, dating and mailing the proxy card in the postage paid envelope that we have provided. All stockholders of record can vote by this written proxy card.

(b)	If your shares are held in street name, only your broker, bank or other nominee can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker, which you must return to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote.

(c)	In Person. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed and signed proxy card in person. If your shares are held in street name, and you wish to vote in person at the Annual Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the Annual Meeting.

7. What is the effect of not voting?

It depends on how ownership of your shares is registered. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker voting instruction, your broker may or may not vote your shares, depending upon the proposal.

8. If I do not vote, will my broker vote for me and how will abstentions and broker non-votes be counted?

If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The proposals with respect to the election of directors and the ratification of the Company’s independent registered public accounting firm as set forth in this proxy statement are routine matters on which brokers will be permitted to vote unvoted shares.

9. How can I revoke or change my proxy?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to the corporate secretary; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. If your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

10. Who counts the votes?

The Company has retained a representative of Computershare to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

11. Will you use a soliciting firm to receive votes?

We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies.

12. What are my voting choices when voting for Director nominees, and what vote is needed to elect Directors?

With regard to the election of directors, you may cast your vote in favor of or withhold your vote for each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company’s bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of directors to be elected, will be elected as directors of the Company.

The Board recommends a vote “FOR” each of the nominees.

13. What happens if there are not enough votes to ratify the appointment of our independent registered public accounting firm?

In the event stockholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by our Audit Committee. Even if the selection is ratified, our Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Affirmative and our stockholders.

14. How can I obtain copies of Affirmative’s annual report and other available information about the Company?

Stockholders may receive a copy of Affirmative’s 2007 Annual Report on Form 10-K at no charge by sending a written request to Joseph G. Fisher, Secretary of the Company, at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001.

You can also visit our Web site at www.affirmativeholdings.com for free access to SEC filings, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. Affirmative’s corporate governance documents can also be accessed free of charge at Affirmative’s Web site, www.affirmativeholdings.com.

15. What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder proposals requested to be included in our proxy statement for our 2009 Annual Meeting or otherwise must be in writing and received by us by January 28, 2009, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

ITEM 1—ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board consists of one class of directors. All current directors’ terms expire at the 2008 Annual Meeting of Stockholders. Our Board has nominated each of the current directors for re-election.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting and until their respective successors are duly elected and qualified. Information on each of our nominees is given below.

We have no reason to believe that any of the director nominees will be unable or unwilling for good cause to serve if elected. However, if any director nominee becomes unavailable or unwilling for good cause to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Unless marked to the contrary, proxies received will be voted FOR the election of each of the director nominees.

Recommendation of the Board of Directors:

Our Board unanimously recommends that the stockholders vote “FOR” each of the following nominees.

Nominee	Business Experience
Kevin R. Callahan Age 46	Mr. Callahan has been a director since November 9, 2005. Mr. Callahan is the Chairman of the Board and the Chief Executive Officer of the Company. Mr. Callahan served as the Interim Chief Executive Officer between November 13, 2005 and October 6, 2006. Mr. Callahan is Chairman of the Company’s Executive Committee. Mr. Callahan was formerly the Chief Executive Officer of Allianz Global Risks US Insurance Company from May 2002 to December 2004. Mr. Callahan was also the Chief Executive Officer of Aon Capital Markets from November 1996 to May 2002 and a Principal of Aon Risk Services North America from September 2000 to May 2002. Mr. Callahan has also served on the board of directors of Corus Bankshares, Inc. since February 2005.

Thomas C. Davis Age 59	Mr. Davis became a director beginning immediately prior to the Company’s initial public offering in July 2004. Mr. Davis serves on the Company’s Audit Committee and the Investment Committee. Mr. Davis has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March 2001. Mr. Davis was previously the Managing Partner and head of the investment banking and corporate finance activities of Credit Suisse First Boston, formerly Donaldson, Lufkin & Jenrette, in the southwest United States from March 1984 to February 2001. Mr. Davis also serves on the boards of directors of Dean Foods Company and Westwood Holdings Group, Inc.

Nimrod T. Frazer Age 78	Mr. Frazer has been a director since November 9, 2005. Mr. Frazer serves on the Company’s Investment Committee and Compensation Committee. Mr. Frazer currently serves on the board of directors of Euromobillaire, S.I.M., S.p.a., an investment securities firm, a position he accepted in January 2008. Mr. Frazer was Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc., a publicly traded company, from 1990 to

Nominee	Business Experience
2006, and he was also the President from 1990 to 2001. Mr. Frazer was Chairman of the Board and Co-Founder of the Frazer Lanier Company, a regional investment banking firm in Montgomery, Alabama from 1976 to 1990. The Enstar Group is a non-managing member of Affirmative Investment LLC (Affirmative Investment), a part-owner of New Affirmative LLC (New Affirmative), which is the majority stockholder of the Company.

Avshalom Y. Kalichstein Age 33	Mr. Kalichstein has been a director since November 9, 2005. Mr. Kalichstein is Chairman of the Company’s Compensation Committee, Investment Committee and Nominating and Corporate Governance Committee, and serves on the Company’s Executive Committee. Mr. Kalichstein is a Managing Director of J.C. Flowers & Co. LLC. Mr. Kalichstein is responsible for originating, executing, and managing private equity investments. From 2001 until 2004, Mr. Kalichstein worked at Shinsei Bank, Ltd. in Tokyo, where he led Shinsei’s corporate development group. Previously, Mr. Kalichstein worked as Vice President, Finance and Corporate Development for SoftNet Systems, Inc. in San Francisco. Mr. Kalichstein serves on the board of managers of New Affirmative, which is a majority stockholder of the Company. Mr. Kalichstein is also the deputy chairman of the Supervisory Board of Württembergische und Badische Versicherungs AG.

Suzanne T. Porter Age 48	Ms. Porter became a director beginning immediately prior to the Company’s initial public offering in July 2004. Ms. Porter serves on the Company’s Audit Committee and the Nominating and Corporate Governance Committee. Ms. Porter has served as a Principal in Health Care Strategies, a healthcare consulting company, since June 2003. Ms. Porter served as a Senior Vice President of Operations Strategy at Tenet Healthcare Corporation from 1999 to May 2003 and as Tenet’s Vice President, Strategy and Business Development, Eastern Division from 1997 to 1999.

David I. Schamis Age 34	Mr. Schamis has been a director since September 26, 2006. Mr. Schamis serves on the Company’s Compensation Committee, Nominating and Corporate Governance Committee, Investment Committee and Executive Committee. Mr. Schamis is a Managing Director of J.C. Flowers & Co. L.L.C. where he has worked since 2000. Mr. Schamis is responsible for originating, executing and managing private equity investments.

Paul J. Zucconi Age 67	Mr. Zucconi became a director beginning immediately prior to the Company’s initial public offering in July 2004. Mr. Zucconi is Chairman of the Company’s Audit Committee. Mr. Zucconi was an Audit Partner at KPMG LLP from July 1976 to January 2001. Since that time, Mr. Zucconi has been retired. Mr. Zucconi is a director and serves on the audit committees of Torchmark Corporation and Titanium Metals Corporation. He is also a director of The National Kidney Foundation of North Texas, a non-profit organization.

CORPORATE GOVERNANCE

General

We are governed by our directors who, in turn, appoint executive officers to manage our business operations. The Board oversees our executive management on your behalf. The Board reviews our long-term strategic plans and exercises oversight over all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of certain significant Company policies. The size of our Board is set at nine, and we currently have seven directors.

The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and an Investment Committee, each of which is further described below. Based upon the review of the Nominating and Corporate Governance Committee, the Board has determined, in its business judgment, that (a) each of Messrs. Davis, Frazer and Zucconi and Ms. Porter is independent within the meaning of the rules of the NASDAQ Stock Market LLC (Nasdaq) director independence standards, as currently in effect, (b) each of Messrs. Davis and Zucconi and Ms. Porter, the members of the Audit Committee, is “independent” within the meaning of Nasdaq’s director independence standards and meets all other applicable requirements of the SEC and Nasdaq and (c) Mr. Zucconi, Chairman of our Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and satisfies Nasdaq’s financial experience requirements.

Controlled Company

The Board has determined, in its business judgment, that the Company is, and has elected to cause the Company to be treated as, a “controlled company,” as defined in Rule 4350(c)(5) of the listing standards of Nasdaq, based on New Affirmative’s beneficial ownership of approximately 51.0% of the outstanding Common Stock of the Company as of the Record Date. Accordingly, the Company is exempt from certain requirements of the Nasdaq listing standards, including the requirement to maintain a majority of independent directors on the Board, requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors and requirements that committees of the Board have written charters addressing certain specified matters. In the event the Company ceases to be a controlled company within the meaning of these rules, it will be required to comply with these provisions after the transition periods specified by Nasdaq.

Corporate Governance Policies and Charters

Current copies of the following materials related to the Company’s corporate governance policies and practices are available publicly on the Company’s Web site at www.affirmativeholdings.com:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Investment Committee Charter

•	Executive Committee Charter

You may also obtain copies of the charters by written request to the Company’s Secretary. As noted above, because we are considered to be controlled by New Affirmative under Nasdaq rules, we are eligible for exemptions from provisions of these rules requiring that a majority of directors be independent (as defined in the Nasdaq rules), and that we have a Nominating and Corporate Governance Committee and a Compensation Committee composed entirely of independent directors and written charters addressing certain specified matters.

Therefore, we have amended the Compensation Committee Charter and Nominating and Corporate Governance Committee Charter to provide, among other things, that such committees need not be comprised of a majority of independent directors. Following the appointment of the directors designated by New Affirmative, the Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee and Investment Committee have not been comprised of a majority of independent directors.

A copy of Affirmative’s Code of Business Conduct and Ethics, which applies to directors, executive officers and employees, will be sent without charge upon written request to the Company’s Secretary and also may be viewed on our Web site at www.affirmativeholdings.com. We will post on our Web site any amendments to the Code of Business Conduct and Ethics or waiver thereof for directors and executive officers.

Meetings

During 2007, the Board met on four occasions and took action by writing on three additional occasions. During their tenure in 2007, each director attended at least seventy-five percent (75%) of all meetings held by the Board and all meetings held by committees of the Board on which such director served.

Our policy regarding director attendance at annual meetings of stockholders and the number of directors who attended the 2007 annual meeting are available under Corporate Governance Guidelines on the our Web site at www.affirmativeholdings.com.

Executive Sessions

Our independent directors will meet at least twice per year. The independent directors met on two occasions during 2007. Any independent director can request that an additional executive session be scheduled. At each such meeting, one of the non-management directors is selected by the others to be the presiding director at that meeting.

Stockholder Communications

Stockholders wishing to write to the Board or a specified director or committee of the Board should send correspondence to Joseph G. Fisher, Secretary, 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. The Secretary of the Company will review stockholder communications to determine if the concern may be best addressed by an internal department of the Company, the full Board, the Chairman of the Board, a particular committee of the Board, a Chairman of a particular committee of the Board or a particular member of the Board. The process of collecting and organizing stockholder communications has been approved by a majority of the independent directors.

Audit Committee

General

On May 21, 2004, the Board established an audit committee in accordance with Section 3(a)(58) of the Exchange Act, and adopted our Audit Committee Charter, which was subsequently amended by the Audit Committee on February 21, 2005, May 26, 2006 and November 5, 2007. The Audit Committee reviews and assesses the adequacy of the Audit Committee Charter annually. The Audit Committee Charter is available on our Web site at www.affirmativeholdings.com.

Our Audit Committee is composed of Paul J. Zucconi (Chairman), Thomas C. Davis, and Suzanne T. Porter. The Audit Committee met five times during 2007. Each of the Audit Committee members meets the financial literacy and independence requirements under Nasdaq rules and the rules and regulations of the SEC. Paul J. Zucconi, a licensed CPA and former auditor of multiple public companies, has been designated as the “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

The Audit Committee oversees and reviews our accounting, financial reporting and control processes and the audits of our financial statements, including: (1) the preparation, presentation and integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm’s qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee:

•	has sole responsibility to retain and terminate our independent registered public accounting firm;

•	pre-approves all audit and non-audit services performed by our independent registered public accounting firm and the fees and terms of each engagement;

•	appoints and oversees our internal auditor, and reviews the scope and results of each annual internal audit; and

•	reviews our audited financial statements and related public disclosures.

The Audit Committee also evaluates information received from our outside independent registered public accounting firm and our management to determine whether said firm is independent of management. Our outside independent registered public accounting firm reports directly to the Audit Committee. KPMG LLP (KPMG) was the outside, independent registered public accounting firm retained by the Audit Committee for the 2007 fiscal year. Representatives of KPMG will attend the 2008 Annual Meeting via teleconference and will be available to answer any shareholder questions at that meeting.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Affirmative concerning accounting, internal control over financial reporting or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding such issues. During 2007, the Audit Committee held discussions with both KPMG and management regarding Affirmative’s actions to evaluate and report on our internal control over financial reporting and disclosure controls for fiscal year 2007, as well as our current disclosure controls and procedures.

Pursuant to our Audit Committee Charter, our Audit Committee also has primary responsibility for reviewing and approving any related person transaction, as such transactions are defined by Item 404(a) of Regulation S-K.

Approval of Audit and Non-Audit Services

The Audit Committee, or its Chairman, approves all audit and permissible non-audit services (including the fees and terms of the services) performed for the Company by its independent registered public accountants prior to the time that those services are commenced. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee approves what the Chairman has authorized in the interim between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. The Audit Committee pre-approved all fees for 2007 noted in the table under “Independent Registered Public Accounting Firm Fees.”

Report of the Audit Committee

The Audit Committee has submitted the following report to stockholders:

On March 11, 2008, the Audit Committee reviewed with Company management, KPMG and the Company’s accounting and internal audit officers the results of the 2007 audit, including the audited financial statements. The Audit Committee reviewed the requirements of its charter previously adopted and the reports required to be disclosed to the Audit Committee. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The KPMG representatives reviewed the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, regarding independence of public accountants with the Audit Committee and presented their Report on Registered Independent Accounting Firm Independence regarding that matter to the Audit Committee. The Audit Committee has considered the level of non-audit services provided by the external registered public accounting firm in consideration of registered public accounting firm independence. As part of its deliberations, the Audit Committee determined that KPMG was independent of the Company. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures and internal audit organization, responsibilities, budget, staffing and identification of audit risks.

During its March 11, 2008 meeting, the Audit Committee reviewed and discussed with management and our independent registered public accounting firm a draft of the Form 10-K and the audited financial statements for the year ended December 31, 2007, which had been provided to the Audit Committee in advance of the meeting. Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. Our independent registered public accounting firm is responsible for examining the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. Based on its review of all of the above and on discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Respectfully submitted,

Paul J. Zucconi (Chairman)

Thomas C. Davis

Suzanne T. Porter

Change in Independent Registered Public Accountants

PricewaterhouseCoopers Declines to Stand for Re-Election

On or about April 19, 2006, the Audit Committee solicited proposals from several independent auditing firms, including its previous auditors, PricewaterhouseCoopers LLP (PwC), in regard to our integrated 2006 financial audit and Sarbanes-Oxley internal control assessment. On April 20, 2006, PwC orally indicated to the chairman of our Audit Committee that it would decline to stand for re-election as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

PwC performed audits of our consolidated financial statements for the fiscal years ended December 31, 2004 and 2005. PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2004 and 2005 and through April 20, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years. Except as reported in the paragraph below, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2004 and 2005, and through April 20, 2006:

In the Item 9A section of its Form 10-K for the year ended December 31, 2005, the Company reported the following material weaknesses as of December 31, 2005: (i) ineffective controls over access to, and changes in, the information technology systems, financial applications and underlying financial data; (ii) ineffective internal controls over the elimination of intercompany transactions; and (iii) ineffective controls over the accuracy and completeness of the reconciliation of certain balance sheet accounts. Item 9A of the Form 10-K for the year ended December 31, 2005, is incorporated herein by reference. The Audit Committee discussed the material weaknesses with PwC extensively and the Company restated the consolidated financial statements as of and for the years ended December 31, 2004 and 2003.

The Company Appoints KPMG

On May 26, 2006, the Audit Committee of the Board appointed KPMG as our new independent registered public accountants to provide external financial audit services. Prior to 2006, KPMG had not audited our financial statements in the two most recent fiscal years, or in any interim period. Prior to appointing KPMG to audit our financial statements, we did not consult with KPMG regarding any accounting, auditing or financial reporting matters, including, but not limited to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). In the course of our discussions regarding the appointment, we provided to and discussed with KPMG the information in our Current Report on Form 8-K, filed with the SEC on April 27, 2006, with respect to the resignation of PwC. We asked KPMG to review this Current Report on Form 8-K and provided KPMG with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which KPMG did not agree with the statements made by the Company in the Current Report on Form 8-K. KPMG advised the Company that it reviewed the Current Report on Form 8-K and had no basis on which to submit a letter addressed to the SEC in response to the disclosures made by the Company.

Independent Registered Public Accounting Firm Fees

We expensed the following fees to KPMG and PwC for professional and other services rendered by them during fiscal years ended 2006 and 2007, respectively:

Fees	2006		2007
Audit(1)	$2,323,000		$2,769,249
Tax	—		16,325
Other	462,633	(2)	—
Total	$2,785,633		$2,785,574

(1)	Includes $194,000 and 6,800 in audit fees payable to PwC in 2006 and 2007, respectively.
(2)	Consists of $379,833 in fees related to the acquisition of US Agencies, L.L.C., $67,800 in fees related to an abandoned acquisition and $15,000 in fees related to the 2005 audit of Fed USA Retail, Inc.

Nominating and Corporate Governance Committee

General

Our Nominating and Corporate Governance Committee currently consists of Avshalom Y. Kalichstein (Chairman) and David I. Schamis, each of whom is not an independent director, and Suzanne T. Porter, who is an independent director.

Our Nominating and Corporate Governance Committee did not meet during the 2007 calendar year.

Our Board has established a Nominating and Corporate Governance Committee Charter that is available on our Web site at www.affirmativeholdings.com.

The principal functions of our Nominating and Corporate Governance Committee are to:

•	identify, consider and recommend to the Board qualified director nominees for election at our annual meeting;

•	review and make recommendations on matters involving general operation of the Board and its committees, and recommend to the Board nominees for each committee of the Board;

•	review and recommend to the Board the adoption and appropriate revision of our corporate governance practices; and

•	make an annual report to the Board on the CEO succession plan.

Directors, members of management, stockholders or industry or professional organizations may suggest nominees. In identifying and considering candidates for nomination to the Board, our Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, quality of experience, the needs of Affirmative and the range of talent and experience represented on our Board. Our Nominating and Corporate Governance Committee also evaluates the ability of a nominee director to devote the time and effort necessary to fulfill his or her responsibilities.

Stockholders desiring to submit recommendations for nominations by our Nominating and Corporate Governance Committee should direct them to the Nominating and Corporate Governance Committee, care of the Secretary of the Company, at Affirmative’s address shown on the cover page of this proxy statement. Such stockholder’s notice must be submitted within the time frame required for all stockholder proposals set forth elsewhere in this proxy statement and must include, among other things, (1) the name, age, business address and residence address of such stockholder, (2) the principal occupation or employment of such stockholder, (3) the class and number of shares of Affirmative that are beneficially owned by such stockholder, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected. Our Nominating and Corporate Governance Committee’s policy is to consider director nominations properly submitted by eligible stockholders. Our Nominating and Corporate Governance Committee does not evaluate a potential nominee differently based on whether he or she is recommended by a stockholder. After completing its evaluation, our Nominating and Corporate Governance Committee makes a recommendation to our full Board as to the person who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee did not receive a nominee recommendation from any stockholder this year.

Executive Committee

Our Board has established an Executive Committee currently composed of Kevin R. Callahan (Chairman), Avshalom Y. Kalichstein and David I. Schamis. A charter has been adopted for this committee that grants the committee the authority to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board. In practice, the committee is expected to act in place of the full Board generally when important issues arise or assembling the full Board would be difficult or impracticable and actions taken by the Executive Committee would be reported at the next Board meeting. The Executive Committee did not meet during 2007. Our Executive Committee Charter is available on our Web site at www.affirmativeholdings.com.

Investment Committee

The Board has established an Investment Committee currently composed of Avshalom Y. Kalichstein (Chairman), Thomas C. Davis, Nimrod T. Frazer and David I. Schamis. The committee has adopted a charter that grants it the authority to act on behalf of the Board on all investment matters for which applicable law does not require participation by the full Board, and in practice the committee is expected to act in place of our full Board generally on all matters regarding the investment portfolio of Affirmative and each of its subsidiaries. The Investment Committee met two times during 2007. Our Investment Committee Charter is available on our Web site at www.affirmativeholdings.com.

Compensation Committee

General

Our Compensation Committee is composed of Avshalom Y. Kalichstein (Chairman), David I. Schamis and Nimrod T. Frazer. All members of our Compensation Committee are outside directors, and Mr. Frazer is the sole independent member of the committee. The principal responsibilities of our Compensation Committee are to:

•	evaluate the performance and approve the compensation of our executive officers and such other key executives or other officers as identified by the committee;

•	review and discuss with management the annual Compensation Discussion and Analysis and recommend to the Board its inclusion in our annual proxy statement; and

•	oversee our compensation and benefit plans, including the review, approval and administration of incentive compensation plans and equity-based plans.

Our Compensation Committee reviews and approves corporate goals and objectives relevant to our CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives and establishes the CEO’s compensation levels based on its evaluation.

The Compensation Committee met three times during 2007.

Our Board has established a Compensation Committee Charter that is available on our Web site at www.affirmativeholdings.com.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board) of another corporation, one of whose executive officers served on the Compensation Committee or as a director of the Company. No executive officer of the Company served as a director of another corporation, where one of the executive officers of such other corporation served on the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

Our executive compensation packages are designed to attract and retain talented and experienced executive officers who are willing to tie a significant amount of their own compensation to the performance of our Company. In addition to competitive base salaries, we reward our executive officers with both annual cash bonuses linked to the achievement of short-term corporate and individual performance goals and long-term equity incentive awards linked to the performance of our stock price. We believe that our compensation packages align the interests of our executive officers with the interests of our stockholders. All of the compensation paid and payable to our named executive officers in this proxy statement has been approved by our Compensation Committee.

In this Compensation Discussion and Analysis, we discuss the compensation packages and 2007 compensation of our Chief Executive Officer, Kevin R. Callahan, our former Chief Financial Officer, Mark E. Pape, our current Chief Financial Officer, Michael J. McClure, our Executive Vice President and President of our Insurance Companies, M. Sean McPadden, our Executive Vice President and Chief Operating Officer, Robert A. Bondi, and our Senior Vice President, General Counsel and Secretary, Joseph G. Fisher. Further details relating to the compensation paid to these executive officers in 2007 can be found in the “Summary Compensation Table” on page 21 and the supplemental tables that follow it.

Changes in Senior Management in 2007

The year ended December 31, 2007 was another transformational year for our Company and our senior management. In March 2007, Alan T. Rasof, formerly the President of our Retail Division, resigned. Kevin R. Callahan, our Chief Executive Officer, assumed Mr. Rasof’s duties on an interim basis upon his resignation. In May 2007, we hired Michael J. McClure as our Senior Vice President of Financial Planning and Analysis. Mr. McClure was subsequently appointed as our new Executive Vice President and Chief Financial Officer in December 2007, succeeding Mark E. Pape, who had previously held the position and whose employment agreement expired on November 30, 2007.

Our Process for Setting Executive Compensation Levels

Our Compensation Committee is primarily responsible for determining our executive compensation. As mentioned above, approximately 51.0% of our common stock is held by New Affirmative. New Affirmative is ultimately controlled by J.C. Flowers & Co. LLC. The three members of our Compensation Committee are Messrs. Kalichstein, Schamis and Frazer. Messrs. Kalichstein and Schamis are managing directors of J.C. Flowers & Co. LLC.

The compensation packages for our executive officers, including our named executive officers in this proxy statement, were set by the Compensation Committee. In establishing Mr. Callahan’s compensation package, the Compensation Committee relied primarily on its outside compensation consultant, Heidrick & Struggles, which developed and utilized a peer group comparison. The base salaries of our other executive officers were derived from comparative peer group data obtained by both Heidrick & Struggles and our head of human resources. Mr. Callahan participates in discussions with the Compensation Committee with respect to the compensation packages of each of our named executive officers but does not participate in the meetings of the Compensation Committee at which his own compensation package is discussed. Apart from advising our Compensation Committee on CEO compensation matters, our compensation consultant does not advise us in connection with any other matters, and has had no direct business dealings with any of our named executive officers.

Each of our named executive officers has a written employment agreement that governs the principal terms of their respective compensation. With the exception of Mr. McClure, who had a contractually set bonus for 2007, our other named executive officers do not have guaranteed bonus levels, and such levels are annually determined by the Compensation Committee, in consultation with the Chief Executive Officer and in conformity with their respective written employment contracts. We do not typically make annual grants of equity awards to our executive officers. With the exception of Mr. McPadden, long-term equity awards held by each of our named executive officers were received in connection with their hiring (and, in the case of Mr. McClure, also in connection with his appointment to the position of Executive Vice President and Chief Financial Officer), and typically vest over a five year period.

In setting base salaries, annual bonus opportunities and long-term equity compensation, we benchmark against a group of companies in our industry that we consider to be our peers in terms of size, focus and competition for executive talent. In 2007, our peer group was comprised of the following property/casualty companies:

•	21st Century Holding Company

•	Bristol West Holdings Inc.

•	Direct General Corporation

•	First Acceptance Corporation

•	GAINSCO, INC.

•	Infinity Property & Casualty Corp.

•	Mercury General Corp.

•	Progressive Corp.

•	Safeco Corp.

•	State Auto Financial Corp.

Our executive compensation package is comprised of base salary, annual incentive bonus opportunities, long-term equity awards and employee benefits and perquisites.

Base Salary

The base salary of each of the executive officers, other than the Chief Executive Officer, is reviewed annually by the Compensation Committee, with adjustments made based primarily on the recommendations of the Chief Executive. In reviewing base salaries, we review competitive market data supplied by our head of human resources. Using this market data as a guideline, we consider various factors, including the position of the executive officer, the compensation of officers in our peer group, the performance of the executive officer with respect to performance objectives and increases in responsibilities. The performance objectives for each executive officer vary each year in accordance with the scope of the officer’s position, the potential inherent in that position for impacting our operating and financial results and the actual operating and financial contributions produced by the officer in previous years.

Any increases in base salary levels specifically required under an executive officer’s employment agreement were considered by our Compensation Committee prior to the execution of any such agreement, and any increases or decreases in the salary levels of our executive officers who are not parties to employment agreements, or who are parties to employment agreements that do not recite scheduled, quantified increases in annual base salary levels are considered annually by the Compensation Committee. Pursuant to the terms of his employment agreement, Mr. Bondi’s annual salary was increased to $325,000 on November 27, 2007. At its January 2008 meeting, our Compensation Committee did not increase the base salaries of any of our other named executive officers.

Annual Bonus Compensation

2007 Bonus Compensation. Our executive officers and other key employees are eligible to receive additional cash compensation in the form of yearly bonuses based upon the company’s and the individual’s performance. The purpose of our bonus compensation is to allow Affirmative to secure and retain the services of key employees and to encourage such persons to exert maximum efforts for the success of the Company and its affiliates through the use of annual cash bonus awards. Each performance period terminates at the end of each fiscal year.

Our 2007 bonus pool (the 2007 Bonus Pool) was established by aggregating each individual participant’s 2007 annual target bonus award. In determining the amount of 2007 Bonus Pool to be awarded to non-executive bonus eligible employees, our Compensation Committee made its determinations based upon a cumulative Company department basis for distribution by and in the discretion of their respective department heads and our Chief Executive Officer to that specific department’s bonus eligible employees. In determining the amount of the 2007 Bonus Pool to be awarded to our executive officers, including our named executive officers, our Compensation Committee made its determinations on an individual executive officer basis. Each department’s and individual executive officer’s bonus award was determined by the Compensation Committee based on the department’s or executive’s allocated portion of the 2007 Bonus Pool and based upon a review of the company’s and each individual’s performance during the year. Individual bonus awards are subject to adjustment, above or below an individual’s target bonus award, in the sole discretion of the Compensation Committee. On an aggregate basis, annual bonus compensation paid to all bonus eligible employees constituted approximately 75% of the 2007 Bonus Pool.

Bonus awards are payable only to those executive officers and bonus eligible employees who meet performance expectations. Individual target bonus awards are based upon a specified target percentage of the employee’s base salary. Except in the case of certain contractually agreed bonus target levels discussed below, the Compensation Committee set the yearly target levels for executive officers. For non-executive bonus eligible employees, the target levels were set by our Chief Executive Officer and department heads pursuant to the target levels and ranges depending on the employee’s position within the Company. Individual target amounts are not capped.

Annual corporate performance goals were set by our Chief Executive Officer and our Board. While several of our corporate performance goals were based upon measurable performance metrics, such as operating income and expenses, we also took into consideration more subjective and unquantifiable performance that contributed to the success of our Company, such as achievement of Company-wide and department-specific strategic objectives. We did not have any formal policy for allocating between the achievement of specified corporate performance goals set for any given year, nor did we have any formal policy for allocating between the achievement of corporate performance goals and the achievement of individual performance goals in any given year. In setting corporate performance goals, our policy is to set reasonable goals that are capable of being achieved with stretch performance.

In 2007, Messrs. Callahan, McPadden, Bondi and Fisher were the only named executive officers granted discretionary bonus awards. As discussed below under “Compensation of Our Other Named Executive Officers,” Mr. Bondi also received a separate guaranteed bonus in 2007, and Mr. McClure received a guaranteed bonus in connection with his appointment to the position of Executive Vice President and Chief Financial Officer, which was paid to him in April 2008. Mr. Callahan was awarded a bonus of $422,000, constituting 65% of the target award established by the Compensation Committee at the beginning of the year (the target award being 100% of his annual base salary), Messrs. McPadden and Bondi each were awarded a bonus of $162,500, constituting 106% and 100% of their respective target awards under their employment agreements (the target awards being 50% of their respective annual base salaries), and Mr. Fisher was awarded $125,000, constituting 100% of the target award under his employment agreement (the target award being 50% of his annual base salary).

Long-Term Equity Compensation

We are committed to long-term incentive programs for our executives that promote the Company’s long-term growth. Accordingly, we believe that our executive officers should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate and retain qualified and talented executives. As mentioned above, we do not typically make any annual grants of equity to our executive officers.

Under our 2004 Stock Incentive Plan, we may offer our executive officers stock options, restricted stock, unrestricted stock and stock appreciation rights. Generally, the terms of our stock option awards call for vesting in equal installments over the five year period following the date of grant, with expiration of the award on the tenth anniversary of the date of grant. Similarly, restricted stock awards are time-restricted so as to vest in equal installments over the five-year period following the date of grant. We do not have any formal policy with respect to allocations between stock option and restricted stock awards. If stock options are awarded, the exercise price of the option may not be less than 100% of the fair market value of our common stock on the option grant date. Generally, we prefer to grant stock option awards in multiple tranches with increasing exercise prices. We believe that our long-term equity compensation program achieves the goal of aligning the executive’s compensation with our long-term growth, and thus aligns the executive’s interests with our stockholders’ interests.

Employee Benefits and Perquisites

We offer our executive officers standard employee benefits, including the ability to participate in our group life, health, dental, vision, disability insurance and our 401(k) Plan. We match contributions made by our executive officers to our 401(k) Plan up to 4% per year. We do not believe in extending non-core personal benefits to our executive officers. In 2007, the only perquisites that we made available to our named executive officers were automobile and travel allowances, and relocation expense reimbursement. See “Summary Compensation Table” below.

Pension and Deferred Compensation

We do not currently offer a pension to our executive officers or provide for any non-qualified deferred compensation programs.

Compensation of our Chief Executive Officer

On October 3, 2006, Kevin R. Callahan was named by the Board to be our Chief Executive Officer. Prior to his appointment, however, Mr. Callahan had functioned as interim Chief Executive Officer during 2006 at the request of our Board. In connection with his formal appointment to permanent Chief Executive Officer, on October 5, 2006, Mr. Callahan entered into a written employment agreement with the Company with a three-year term under which we agreed to pay Mr. Callahan an annual base salary of $650,000. On his hiring date, Mr. Callahan also received 70,000 shares of restricted stock which vest in equal installments over the five year period following the date of his employment agreement. In addition, pursuant to his employment agreement, Mr. Callahan received four separate tranches of options to purchase, in the aggregate, 430,000 shares of our common stock. While the first tranche of stock options had an exercise price equal to $15.60 (the closing sale price per share for the Company’s common stock on the Nasdaq Global Select Stock Market on the date the option was issued), the second, third and fourth tranches of options have increasing exercise prices of $20, $25 and $30 per share, respectively, and are designed to compensate Mr. Callahan only if we succeed in increasing the value of our common stock for our stockholders.

If Mr. Callahan’s employment is not renewed upon the expiration of his initial three-year term, 50% of his then-unvested stock option and restricted stock awards will automatically and immediately vest. In the event that Mr. Callahan’s employment is terminated by us without cause, he will be entitled to receive severance payments from us. See “Payments to Our Named Executive Officers in the Event of Termination or Change in Control” below for details on the terms of such severance and the amounts estimated by us to be involved in such severance.

In setting the terms of Mr. Callahan’s employment agreement, our Compensation Committee relied in part on the advice of its outside compensation consultant, which presented the Compensation Committee with comparative compensation information from our peer group. The Compensation Committee sought to structure a compensation package for Mr. Callahan that included total annual compensation (defined to include base salary plus annual cash bonus) that fell into the 75th percentile of our peer group.

In 2007, Mr. Callahan was awarded a bonus of $422,000, constituting 65% of the target award set by the Compensation Committee (the target award being 100% of his annual base salary). Mr. Callahan’s $422,000 bonus award was paid in April 2008.

Compensation of Our Other Named Executive Officers

Each of our other named executive officers is a party to a written employment agreement. The employment agreements of Messrs. McClure, Bondi and Fisher each have a three-year term, while the existing two-year employment agreement of Mr. McPadden was automatically renewed on November 23, 2007 for an additional two-year term. Mr. Pape’s employment agreement was for a two-year term and expired on November 30, 2007. Mr. Pape was paid an aggregate base salary of $258,483 in 2007. In addition, and in connection with the expiration of Mr. Pape’s employment agreement, we entered into a separate Separation and Release Agreement with Mr. Pape on November 30, 2007, wherein we agreed to pay him a one-time severance payment of $100,000 in exchange for certain covenants made by Mr. Pape for our benefit, including a general release, as well as customary non-disparagement and confidentiality covenants. In 2007, Messrs. Bondi and Fisher were paid aggregate base salaries of $301,346 and $250,000, respectively, pursuant to the terms of their respective employment agreements. In 2007, Mr. McPadden received base salary payments of $310,096, and Mr. McClure received an aggregate base salary payment of $131,154. As discussed above, the Compensation Committee did not increase the 2008 base salaries of any of our named executive officers who were not specifically entitled a quantified increase pursuant to the terms of their employment agreement.

In addition to base salary, each executive officer is eligible to receive a cash bonus in an amount left to the discretion of our Compensation Committee. Pursuant to their respective employment agreements, the annual bonus target award level for Messrs. McClure, McPadden, Bondi and Fisher are equal to 50% of their (respective) then annual base salaries. Mr. Bondi was guaranteed a signing bonus under his employment agreement, which was equal to $220,000 ($100,000 of which was paid in cash in March 2007 and the remainder of which was paid through a grant of restricted stock made to Mr. Bondi in February 2007). Mr. McClure was guaranteed a bonus equal to $225,000, all of which was paid in cash to Mr. McClure in April 2008 pursuant to the terms of his employment agreement. Messrs. McPadden and Bondi each was awarded a bonus of $162,500, constituting 106% and 100% of their respective target awards under their employment agreements (the target awards being 50% of their respective annual base salaries), and Mr. Fisher was awarded a bonus of $125,000, constituting 100% of the target award under his employment agreement (the target award being 50% of his annual base salary). Mr. Pape did not receive a bonus award in 2007. The 2007 bonus awards to Messrs. McPadden, Bondi and Fisher were paid in April 2008.

In connection with his initial hiring as Senior Vice President of Financial Planning and Analysis in May 2007, Mr. McClure received an aggregate grant of 87,500 options to purchase shares of Affirmative’s common stock broken into three tranches. The first tranche of stock options had an exercise price equal to $15.66 per share (the fair market value on the date of his hiring), and the second and third tranches of options have increasing exercise prices of $20.66 and $25.66 per share, respectively. Pursuant to his employment agreement as Executive Vice President and Chief Financial Officer, Mr. McClure also received an additional aggregate grant of 87,500 options to purchase shares of Affirmative’s common stock broken into three tranches. The first tranche of stock options had an exercise price equal to $10.67 per share (the fair market value on the date of his appointment to the position of Executive Vice President and Chief Financial Officer), and the second and third tranches of options have increasing exercise prices of $15.67 and $20.67 per share, respectively. All stock options awarded to Mr. McClure are designed to compensate him only if we succeed in increasing the value of our common stock for our stockholders.

In December 2007, we extended to December 2012 the expiration date of a fully-vested stock option for 18,951 shares (exercise price of $7.59 per share) that was granted to Mr. McPadden in December 2002. The exercise period for the option otherwise would have expired in December 2007.

Messrs. Callahan, McPadden, Bondi, Fisher and Pape did not receive any additional equity grants in 2007.

The employment agreements for Messrs. Pape, McClure, McPadden, Bondi and Fisher also contain customary non-compete, non-solicitation, non-disparagement and confidentiality covenants that restrict these executives during the terms of their employment and for certain periods after their termination.

The employment agreements also obligate us to pay Messrs. Pape, McClure, McPadden and Fisher severance in connection with a change in control and certain terminations. Mr. Pape’s cessation of employment with the Company on November 30, 2007 did not trigger any such payment obligations. See “Payments to Our Named Executive Officers in the Event of Termination or Change in Control” below for additional details.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee submits this Compensation Discussion and Analysis.

Respectfully submitted,

Avshalom Y. Kalichstein (Chairman)

David I. Schamis

Nimrod T. Frazer

*********************

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2007 with respect to compensation earned by our Chief Executive Officer, our Chief Financial Officer, our three next highest paid executive officers as of the end of the last fiscal year and Mark E. Pape, our former Chief Financial Officer, who is included in the table pursuant to SEC rules even though he was not employed by the Company at the end of the 2007 fiscal year.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards[7] ($)	Option Awards[7] ($)	All Other Compensation ($)		Total ($)
Kevin R. Callahan Chief Executive Officer, President & Chairman	2007	650,000		506,500	[2]	208,180	145,771	31,044	[8]	1,541,495
	2006	850,000	[1]			34,697	34,745	2,000		921,442

Mark E. Pape Chief Financial Officer & Executive VP	2007	258,483						185,140	[9]	443,623
	2006	255,000					72,416	12,785	[10]	340,201

Michael J. McClure Chief Financial Officer & Executive VP	2007	131,154		225,000	[3]		32,551			388,705

M. Sean McPadden Executive VP & President, Insurance Companies	2007	310,096		162,500	[4]		248,339	186,636	[11]	907,571
	2006	300,000					210,181	20,712	[10]	530,893

Robert A. Bondi Chief Operating Officer	2007	301,346		262,500	[5]	100,401	90,751			754,998
	2006	17,308				6,700	2,459			26,467

Joseph G. Fisher Senior VP, General Counsel & Secretary	2007	250,000		215,000	[6]	66,520	62,195			593,445
	2006	38,461				11,087	10,224			59,772

(1)	Prior to October 5, 2006, Mr. Callahan was compensated as the Company’s interim CEO at a different rate than that which is set forth in his employment agreement of the same date.
(2)	Includes $84,500 of the prorated guaranteed signing bonus received in connection with Mr. Callahan’s October 2006 employment agreement, which was paid in February 2007, as well as $422,000 in bonus compensation earned by Mr. Callahan in connection with his performance in 2007, which was paid in April 2008.
(3)	Represents payment of Mr. McClure’s guaranteed signing bonus, received in connection with his employment agreement, which was signed on March 14, 2008 and effective on December 3, 2007. We reflect this cash compensation as 2007 compensation to Mr. McClure, even though it was actually paid to him in April 2008.
(4)	Includes $162,500 in bonus compensation earned by Mr. McPadden in connection with his performance in 2007, which was paid in April 2008. Mr. McPadden did not receive any bonus compensation in 2007 in connection with his performance in 2006.
(5)	Includes $100,000 of the cash portion of Mr. Bondi’s guaranteed signing bonus received in connection with his December 2006 employment agreement, which was paid in March 2007, as well as $162,500 in bonus compensation earned by Mr. Bondi in connection with his performance in 2007, which was paid in April 2008.
(6)	Includes $90,000 of Mr. Fisher’s guaranteed signing bonus, received in March 2007, in connection with his November 1, 2006 employment agreement, as well as $125,000 in bonus compensation earned by Mr. Fisher in connection with his performance in 2007, which was paid in April 2008.

(7)	The dollar amounts in these two columns reflect the dollar amount recognized in 2007 and 2006 for financial reporting purposes in accordance with FAS 123R, except that, with respect to option awards, we excluded estimated forfeitures related to service-based conditions pursuant to SEC rules. See Note 2 to the Company’s financial statements included with the Company’s annual report on Form 10-K for the fiscal years ended December 31, 2006 and 2007 for a discussion of the Company’s valuation methodology and assumptions.
(8)	Includes $20,694 for 2007 driver expenses, $3,600 for an automobile allowance from October through December 2006 that was paid to Mr. Callahan in 2007, and $6,750 for a 401(k) Plan matching payment.
(9)	Includes: (i) a one time severance payment of $100,000 to Mr. Pape in connection with his November 30, 2007 Separation and Release Agreement; (ii) $50,000 in non-incentive transactional compensation received in connection with certain additional merger and acquisition analytical services provided to the Company; (iii) an automobile allowance of $11,250; (iv) a payout of accrued paid time off at the time of termination of $15,892; and (v) $7,998 for a 401(k) Plan matching payment.
(10)	Includes automobile allowance in the amount of $12,000 plus, in the case of Mr. Pape, $785 for a 401(k) Plan matching payment, and in the case of Mr. McPadden, $8,712 for a 401(k) Plan matching payment.
(11)	Includes: (i) an aggregate automobile allowance of $12,000; (ii) $7,822 for a 401(k) Plan matching payment; (iii) $65,000 in non-incentive transactional compensation received in connection with certain additional merger and acquisition analytical services provided to the Company; and (iv) an aggregate relocation payment of $101,814, consisting of $64,703 in actual relocation expense reimbursement, plus a gross-up amount of $37,111 to offset any increase in concomitant income tax obligations to Mr. McPadden that would have been attendant to his receipt of the actual relocation expense reimbursement.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an equity or non-equity award made to a named executive officer in fiscal year 2007 pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[2]	Stock Closing Price on Grant Date ($/Sh)[2]	Grant Date Fair Value of Stock and Options Awards ($)[3]
		Threshold (#)	Target (#)[1]	Maximum (#)
Michael J. McClure	5/14/2007		37,500			15.66	15.66	19,321
	5/14/2007		25,000			20.66	15.66	7,072
	5/14/2007		25,000			25.66	15.66	3,784
	12/03/2007		37,500			10.67	10.67	1,604
	12/03/2007		25,000			15.67	10.67	516
	12/03/2007		25,000			20.67	10.67	254

(1)	Represents the aggregate of all vested and unvested equity awards (stock and stock option grants) made in connection with hiring pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan. All such stock option awards vest in equal (20%) installments over a five (5) year period.
(2)	Three tranches of options were issued to Mr. McClure on May 14, 2007, and another three tranches of options were issued to him on December 3, 2007. The per share exercise price of the first tranche of options on each of these issue dates is equal to the closing price of the Company’s Common Stock on the NASDAQ Global Select Market on the trading day preceding the issue date. The per share exercise prices of the remaining tranches were priced at $5.00 and $10.00 above the first tranche, respectively. All tranches of options vest in equal (20%) installments over a five (5) year period.
(3)	The dollar amounts presented in this column reflect the dollar amounts recognized in 2007 for financial reporting purposes in accordance with FAS 123R, except that, with respect to option awards, we excluded estimated forfeitures related to service-based conditions pursuant to SEC rules. See Note 2 to the Company’s financial statements included with the Company’s annual report or Form 10-K for the fiscal year ended December 31, 2007 for a discussion of the Company’s valuation methodology and assumptions.

Outstanding Equity Awards At Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable stock options and unvested restricted stock awards held by our named executive officers on December 31, 2007.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable(1)	Unexercisable(1)
Kevin R. Callahan	200,000			15.00	12/27/2015
	20,000	80,000		15.60	10/5/2016
	20,000	80,000		20.00	10/5/2016
	23,000	92,000		25.00	10/5/2016
	23,000	92,000		30.00	10/5/2016
						56,000	581,280.00
Michael J. McClure		37,500		15.66	5/14/2017
		25,000		20.66	5/14/2017
		25,000		25.66	5/14/2007
		37,500		10.67	12/3/2007
		25,000		15.67	12/3/2007
		25,000		20.67	12/3/2007
Mark E. Pape(3)	15,000	60,000		15.00	2/28/2008
	10,000	40,000		20.00	2/28/2008
	10,000	40,000		25.00	2/28/2008
M. Sean McPadden	18,951			7.59	12/19/2012
	36,476	19,556		14.00	7/14/2014
	14,284	14,284		14.00	7/14/2014
	15,184	16,223		15.26	2/22/2015
		6,553		15.26	2/22/2015
	28,000	42,000		15.00	12/27/2015
	40,000	60,000		20.00	12/27/2015
	40,000	60,000		25.00	12/27/2015
Robert A. Bondi	12,000	48,000		16.08	11/27/2016
	10,000	40,000		20.00	11/27/2016
	10,000	40,000		25.00	11/27/2016
						27,273	283,094.00
Joseph G. Fisher	7,000	28,000		16.63	11/01/2016
	7,000	28,000		20.00	11/01/2016
	7,000	28,000		25.00	11/01/2016
						16,000	166,080.00

(1)	All of Mr. Callahan’s stock options were granted to him on October 5, 2006, and all of Mr. Bondi’s stock options were granted to him on November 27, 2006. In the case of Mr. McClure, an aggregate of 87,500 stock options were issued to him on May 14, 2007, and another aggregate 87,500 stock options were issued to him on December 3, 2007. In the case of Mr. McPadden, an aggregate of 18,951, 84,600, 37,960, and 230,000 stock options were granted to him on December 19, 2002, July 14, 2004, February 22, 2005, and December 27, 2005, respectively. All of the stock option awards reflected in these columns vest in equal installments over the five (5)-year period immediately following the date of grant, except as follows: (i) in December 2007, the exercise period for all of the 18,951 stock options granted to Mr. McPadden on December 19, 2002 that was due to expire on December 19, 2007, was extended for an additional five (5) year period (until December 19, 2012); all of these 18,951 stock options were fully vested as of December 31, 2007; (ii) 16,920 of the 56,032 stock options granted to Mr. McPadden on July 14, 2004 vested on July 14, 2005, and the remaining 39,112 stock options thereafter vest in equal (25%) installments on the anniversary date of grant over a four (4) year period; (iii) the 28,568 stock options granted to Mr. McPadden on July 14, 2004 vest in equal (25%) installments on the anniversary date of the grant over a four (4)-year period, which vesting period commenced two (2) years after the option grant date; (iv) Mr. McPadden’s February 22, 2005 stock option to purchase up to 31,407 shares provides that 7,592 options vest on the anniversary date of the grant for four (4) consecutive years after the original grant date, and the balance of 1,039 options vest on February 22, 2010; and (v) all of the 6,553 stock options granted to Mr. McPadden on February 22, 2005 become vested on February 22, 2010.
(2)	The restricted stock awards reflected in this column vest in five (5)-year installments immediately following the date of grant. Mr. Callahan’s restricted stock award of 70,000 aggregate shares was granted on October 5, 2006. Mr. Bondi has two separate restricted stock awards: (i) one for 25,000 aggregate shares was granted on November 27, 2006, and (ii) one for 7,273 aggregate shares was granted on February 16, 2007. Mr. Fisher’s restricted stock award of 20,000 aggregate shares was granted on November 1, 2006.
(3)	Mr. Pape’s employment agreement with the Company terminated on November 30, 2007. Pursuant to the terms of his employment and stock option agreements, Mr. Pape had ninety (90) days from and after his termination date to exercise any options which had vested on or prior to said date. On February 28, 2008, all of Mr. Pape’s vested and exercisable stock options expired unexercised, pursuant to the terms of his employment and separate option agreements.

Option Exercises and Stock Vested

During 2007, set forth below in tabular format is a list of our named executive officers who: (i) were continuing officers as of December 31, 2007, and (ii) exercised any stock options or became vested in any restricted stock awards:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Kevin R. Callahan, CEO			14,000	164,360
M. Sean McPadden, President of our Insurance Companies	39,510	59,660
Robert A. Bondi, Chief Operating Officer			5,000	50,600
Joseph G. Fisher, Senior VP, General Counsel & Secretary			4,000	43,600

(1)	Based upon the difference between the option exercise price of $7.59 per share and the $9.10 per share closing sale price for the Company’s common stock on the Nasdaq Global Select Market on December 17, 2007, the date of exercise for all options listed in the foregoing table for Mr. McPadden.
(2)	Based upon the respective $11.74, $10.90 and $10.12 per share closing sale prices for the Company’s common stock on the Nasdaq Global Select Market on October 4, 2007, October 31, 2007 and November 26, 2007, respectively, the trading dates immediately preceding the respective vesting dates for the first tranche of restricted stock awards previously granted to Messrs. Callahan, Fisher and Bondi, respectively.

Director Compensation

The following table describes the compensation paid to the members of our board in 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas C. Davis(1)	50,000						50,000
Nimrod T. Frazer(2)	45,000						45,000
Avshalon Y. Kalichstein(3)	0						0
Suzanne T. Porter(1)	50,000						50,000
David I. Schamis(3)	0						0
Paul J. Zucconi(4)	60,000						60,000

(1)	Includes: (i) $45,000 in aggregate annual director fees ($11,250 per directors’ meeting), plus (ii) $5,000 in aggregate fees for attendance at five (5) Audit Committee meetings ($1,000 per meeting).
(2)	Includes $45,000 in aggregate annual director fees ($11,250 per directors’ meeting).
(3)	Mr. Kalichstein is a manager of New Affirmative and is a Managing Director of J.C. Flowers & Co., LLC. New Affirmative is wholly owned by Affirmative Investment, LLC, the managing member of which is Affirmative Associates, LLC, the sole member of which is J. Christopher Flowers. J. Christopher Flowers controls J.C. Flowers & Co., LLC, which is the investment advisor to J.C. Flowers I, L.P., the majority owner of Affirmative Investment, LLC. Mr. Schamis is also a Managing Director of J.C. Flowers & Co., LLC. Each of Messrs. Kalichstein and Schamis are compensated for their services on the Company’s Board directly by J.C. Flowers & Co., LLC. Accordingly, the Company remitted a total of $90,000 in aggregate director fees directly to J.C. Flowers & Co., LLC in connection with the Director services provided to the Company by Messrs. Kalichstein and Schamis ($45,000 per Director, $11,250 per directors’ meeting).
(4)	Includes: (i) $45,000 in aggregate annual director fees ($11,250 per directors’ meeting), (ii) $10,000 in aggregate annual fees received as Chairman of the Company’s Audit Committee, and (iii) $5,000 in aggregate fees for attendance at five (5) Audit Committee meetings ($1,000 per meeting).

Payments to Our Named Executive Officers in the Event of Termination or Change in Control

The Company provides benefits to certain of our named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (e.g., vested 401(k) Plan matching amounts accrued as of the date of termination, stock option and restricted stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

Pursuant to Employment Agreements

Chief Executive Officer

Mr. Callahan’s employment agreement is dated October 5, 2006, is for a three-year term and provides for the severance benefits described below.

If Mr. Callahan’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. Callahan for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

—

payment of all earned but unpaid base salary and paid time off to which he is entitled through the date of termination, plus an amount equal to the previous year’s bonus paid to Mr. Callahan, prorated on a daily basis for the number of days Mr. Callahan was employed in the year of termination through the date of termination;

—	an additional payment equal to two (2) times the sum of (i) Mr. Callahan’s then-current base salary and (ii) an amount equal to the previous year’s bonus paid to Mr. Callahan;

—	the full and immediate vesting of all of his outstanding equity or equity-based awards; and

—	the continuation of substantially similar medical, life, dental, vision and disability insurance for Mr. Callahan and his family for the twenty-four (24) month period following termination or until Mr. Callahan accepts new employment and becomes eligible for any such insurance, whichever time period is shortest.

If, following a Change in Control (as defined in Mr. Callahan’s employment agreement) of the Company, (i) the Company terminates Mr. Callahan’s employment agreement for any reason other than Cause or (ii) Mr. Callahan terminates his employment with the Company for Good Reason, Mr. Callahan shall be entitled to receive all of the foregoing benefits, and in addition, Mr. Callahan’s employment agreement provides for a “gross-up” payment to be made by the Company to Mr. Callahan to pay for any excise and related income tax liabilities resulting from payments provided for under his employment agreement together with all other payments in the nature of compensation provided to or for the benefit of Mr. Callahan under any other agreement in connection with a Change in Control.

Executive Vice President and Chief Financial Officer

Mr. McClure. Mr. McClure’s employment agreement is dated March 14, 2008 (effective December 3, 2007), is for a three-year term and provides for the severance benefits described below.

If Mr. McClure’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. McClure for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

—	payment of all earned but unpaid base salary;

—	an additional payment equal to one (1) year of the sum of Mr. McClure’s then-current (i) base salary and (ii) an amount equal to Mr. McClure’s target bonus (which is equal to 50% of his annual base salary);

—	payment of Mr. McClure’s costs for continuation coverage under COBRA for a period of twelve (12) months following the date of termination.

A Change in Control (as defined in Mr. McClure’s employment agreement) of the Company that gives rise to any one or more of several defined events would afford Mr. McClure the right to terminate his employment with the Company for Good Reason and to receive the foregoing benefits. In addition, Mr. McClure’s employment agreement provides for a “gross-up” payment to be made by the Company to Mr. McClure to pay for any excise and related income tax liabilities resulting from payments provided for under his employment agreement together with all other payments in the nature of compensation provided to or for the benefit of Mr. McClure under any other agreement in connection with a Change in Control.

Mr. Pape. Mr. Pape’s employment agreement was dated November 30, 2005 (and expired on November 30, 2007), contained a two-year term and provided for the severance benefits described below.

If, prior to the expiration of his employment agreement, Mr. Pape’s employment were to have been terminated by the Company without Cause (as defined in his employment agreement) or by Mr. Pape for Good Reason (as defined in his employment agreement), the Company would have been obligated to provide him with the following:

—	payment of all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date;

—	an amount, adjusted pro rata for the number of days in the applicable year through the termination date, equal to the greater of (i) the most recent annual cash bonus paid or payable to Mr. Pape or (ii) the average of the annual cash bonuses paid or payable during the two (2) full fiscal years prior to the termination date;

—	an amount equal to one-twelfth (1/12) of the sum of the applicable base salary and annual bonuses due to Mr. Pape, payable at the close of each of the twenty-four (24) consecutive thirty (30) day periods following the termination date;

—	the full and immediate vesting of all of Mr. Pape’s unvested stock options (as provided in his stock option agreements); and

—	the continuation, for a period of twenty-four (24) months or for such longer period as any of our applicable plans, programs or policies may provide, for Mr. Pape and his family of benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had Mr. Pape’s employment not been terminated.

A Change in Control (as defined in Mr. Pape’s employment agreement) of the Company that would have given rise to any one or more of several defined events would have afforded Mr. Pape the right to terminate his employment with the Company prior to the expiration of the term of his employment agreement for Good Reason. In connection with the expiration of Mr. Pape’s employment agreement, we entered into a separate Separation and Release Agreement with Mr. Pape on November 30, 2007, wherein we agreed to pay him a one-time severance payment of $100,000 in exchange for certain covenants made by Mr. Pape for our benefit, including a general release, as well as customary non-disparagement and confidentiality covenants. Mr. Pape’s cessation of employment with us on November 30, 2007 did not trigger any Change of Control payment obligations.

Executive Vice President and President of Our Insurance Companies

Mr. McPadden’s employment agreement is dated November 23, 2005, is for a two-year term with automatic extensions for additional two-year terms and provides for the severance benefits described below.

If Mr. McPadden’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. McPadden for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

—	payment of all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date;

—	an amount, adjusted pro rata for the number of days in the applicable year through the termination date, equal to the greater of (i) the most recent annual cash bonus paid or payable to Mr. McPadden, or, if greater, the annual cash bonus paid or payable for the year ended prior to the fiscal year during which a Change in Control (as defined in his employment agreement) occurred, or (ii) the average of the annual cash bonuses paid or payable during the two (2) full fiscal years prior to the termination date, or, if greater, the two (2) full fiscal years prior to a Change in Control;

—	an amount equal to one-twelfth of the sum of the applicable base salary and annual bonuses due to Mr. McPadden, payable at the close of each of the twenty-four (24) consecutive thirty (30) day periods following the termination date;

—	the continuation, for a period of twenty-four (24) months or for such longer period as any of our applicable plans, programs or policies may provide, for Mr. McPadden and his family of benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had Mr. McPadden’s employment not been terminated; and

—	the full and immediate vesting of all of Mr. McPadden’s unvested stock options (as provided in his stock option agreements).

A Change in Control (as defined in Mr. McPadden’s employment agreement) of the Company that gives rise to any one or more of several defined events would afford Mr. McPadden the right to terminate his employment with the Company for Good Reason.

Executive Vice President and Chief Operating Officer

Mr. Bondi’s employment agreement is dated November 27, 2006, is for a three-year term and provides for the severance benefits described below.

If Mr. Bondi’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. Bondi for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

—	payment of all earned but unpaid base salary;

—	an additional payment equal to one (1) year of the sum of Mr. Bondi’s then-current (i) base salary and (ii) an amount equal to the previous year’s bonus paid to Mr. Bondi;

—	the full and immediate vesting of all of Mr. Bondi’s unvested stock options and restricted stock awards, (as provided in the stock option and restricted stock agreements to which they relate); and

—	payment of Mr. Bondi’s costs for continuation coverage under COBRA for a period of twelve (12) months following the date of termination.

A Change in Control (as defined in Mr. Bondi’s employment agreement) of the Company that gives rise to any one or more of several defined events would afford Mr. Bondi the right to terminate his employment with the Company for Good Reason and to receive the foregoing benefits. In addition, Mr. Bondi’s employment agreement provides for a “gross-up” payment to be made by the Company to Mr. Bondi to pay for any excise and related income tax liabilities resulting from payments provided for under his employment agreement together with all other payments in the nature of compensation provided to or for the benefit of Mr. Bondi under any other agreement in connection with a Change in Control.

Senior Vice President, General Counsel & Secretary

Mr. Fisher’s employment agreement is dated November 1, 2006, is for a three-year term and provides for the severance benefits described below.

If Mr. Fisher’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. Fisher for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

—	payment of all earned but unpaid base salary;

—	an additional payment equal to one (1) year of the sum of Mr. Fisher’s then-current (i) base salary and (ii) an amount equal to Mr. Fisher’s target bonus (which is equal to 50% of his annual base salary);

—	the full and immediate vesting of all of Mr. Fisher’s unvested stock options and restricted stock awards, (as provided in the stock option and restricted stock agreements to which they relate); and

—	payment of Mr. Fisher’s costs for continuation coverage under COBRA for a period of twelve (12) months following the date of termination.

A Change in Control (as defined in Mr. Fisher’s employment agreement) of the Company that gives rise to any one or more of several defined events would afford Mr. Fisher the right to terminate his employment with the Company for Good Reason and to receive the foregoing benefits. In addition, Mr. Fisher’s employment agreement provides for a “gross-up” payment to be made by the Company to Mr. Fisher to pay for any excise and related income tax liabilities resulting from payments provided for under his employment agreement together with all other payments in the nature of compensation provided to or for the benefit of Mr. Fisher under any other agreement in connection with a Change in Control.

Pursuant to Amended and Restated 2004 Stock Incentive Plan

The Company’s Amended and Restated 2004 Stock Incentive Plan provides that, in the event of a Change in Control (as defined in the Plan), the plan administrator may, in its discretion, provide for the acceleration of vesting in the terms of any options, bonus stock, restricted stock or performance stock granted under the Plan.

The following tables set forth the benefits to which each of the named executive officers are entitled in the event that: (i) the Company terminates the named executive officer without Cause, or the named executive officer resigns for Good Reason, (as the terms “Cause” and “Good Reason” are defined in his employment agreement), or (ii) the named executive officer’s employment is terminated due to a Change in Control of the Company (as the term “Change in Control” is defined in his employment agreement). Each of the following tables assumes that the events triggering the termination occurred on and as of December 31, 2007:

Table 1

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON

Name	Bonus[1]	Additional Severance Payment[2]	Continued Benefit Plan Coverage[3]	Accelerated Vesting of Restricted Stock[4]	Accelerated Vesting of Restricted Options[5]	Total
Kevin R. Callahan	$84,500	$1,384,500	$30,792	$581,280	$0	$2,081,072
Michael J. McClure	0	450,000	12,062	0	0	462,062
M. Sean McPadden	0	620,192	22,218	0	0	642,410
Robert A. Bondi	0	545,000	12,845	283,094	0	840,939
Mark E. Pape[6]	0	0	0	0	0	0
Joseph G. Fisher	0	375,000	10,123	166,080	0	551,203

1	In the case of Mr. Callahan, includes an immediate, one-time lump sum payment equal to the previous year’s bonus paid to him upon the Company’s termination of him without Cause, or Mr. Callahan’s election to terminate his employment for Good Reason (although Mr. Callahan was not officially paid a bonus in 2006, $84,500 of the guaranteed pro-rated bonus paid to him in 2007 in connection with his October 2006 employment agreement is included in this Table 1).
2	In the case of Mr. Callahan, includes an immediate, one-time lump sum payment equal to two times the sum of his current annual base salary plus annual bonus; in the case of Mr. McClure, includes an immediate, one-time, lump sum payment equal to his then current annual base salary plus his target bonus (which is equal to 50% of his annual then annual base salary); in the case of Mr. McPadden, includes payment of two times the sum of his base salary plus his annual bonus as of the date of termination (payments of these sums shall be made to Mr. McPadden in equal installments over a twenty-four (24) consecutive month period, commencing thirty (30) days after his termination date); in the case of Mr. Bondi, includes an immediate, one-time lump sum payment equal to one year of his current annual base salary plus an amount equal to the previous year’s bonus paid to him (although Mr. Bondi was not officially paid a bonus in 2006, the $220,000 aggregate signing bonus paid to him in 2007 in the form of cash and restricted stock in connection with his November 2006 employment agreement is included in this Table 1); in the case of Mr. Fisher, includes an immediate, one-time lump sum payment equal to his then current annual base salary plus his target bonus (which is equal to 50% of his annual then annual base salary). Pursuant to their respective employment agreements, the base salaries of Messrs. Callahan, McClure, McPadden and Fisher are reviewed annually for consideration of merit increases, and the salary of Mr. Bondi increases by defined, quantified amounts over time.

3	Represents the estimated maximum aggregate amount of the named executive officer’s payable share of all medical, dental, health and disability insurance payable by the Company for the benefit of the named executive officer and members of his immediate family for a period of twenty-four (24) months after the termination date in the cases of Messrs. Callahan and McPadden (twelve months, and exclusive of disability coverage in the cases of Messrs. McClure, Bondi and Fisher); also includes the continuation of death benefits by the Company during the defined post-termination period in the case of Mr. McPadden and life and vision insurance in the case of Mr. Callahan.
4	Market value based on a closing share price of $10.38 for the Company’s common stock on the NASDAQ Global Select Market on December 31, 2007 (the last trading day for the NASDAQ Global Select Market in 2007). The amount reflects the market value of shares of the Company’s restricted common stock previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of the named executive officer’s termination without Cause by the Company or his departure for Good Reason, would have vested on a date or dates subsequent to December 31, 2007.
5	Amount reflects all incentive and/or non-qualified stock options previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of the named executive officer’s termination without Cause by the Company or his departure for Good Reason, would have vested on a date or dates subsequent to December 31, 2007. In the cases of Messrs. Callahan, Bondi and Fisher, stock options that have vested on an accelerated basis are exercisable within one (1) month of the termination event (which for purposes of this table is December 31, 2007). In the case of Mr. McPadden, stock options that have vested on an accelerated basis are exercisable within three (3) months of the termination event (which for purposes of this table is December 31, 2007). None of Mr. McClure’s previously unvested stock options automatically vest in the event of his termination without Cause by the Company or his departure for Good Reason. All stock options held by any named executive officers with accelerated vesting rights in this Table 1 were either fully vested prior to such hypothetical December 31, 2007 date, or were out-of-the-money at all times during their appropriate and respective exercise periods thereafter. All out-of-the money options are assumed to have expired unexercised for purposes of this Table 1.
6	Mr. Pape’s employment agreement with the Company terminated on November 30, 2007. Consequently, there exists no potential for any liability on the part of the Company for termination of Mr. Pape without Cause or his departure for Good Reason as of December 31, 2007.

Table 2

TERMINATION RESULTING FROM A CHANGE IN CONTROL

Name	Bonus[3]	Additional Severance Payment[4]	Continued Benefit Plan Coverage[5]	Accelerated Vesting of Restricted Stock[6]	Accelerated Vesting of Restricted Options[7]	Other[8]	Total
Kevin R. Callahan	$84,500	$1,384,500	$30,792	$581,280	$0	$1,275,696	$3,356,768
Michael J. McClure	0	450,000	12,062	0	0	283,244	745,306
M. Sean McPadden[1]	0	620,192	22,218	0	0	0	642,410
Robert A. Bondi	0	545,000	12,845	283,094	0	515,494	1,356,433
Mark E. Pape[2]	0	0	0	0	0	0	0
Joseph G. Fisher	0	375,000	10,123	166,080	0	337,887	889,090

1	A Change in Control (as that term is defined in Mr. McPadden’s employment agreement) that gives rise to any one or more of several defined events would afford Mr. McPadden the opportunity to terminate his employment with the Company for Good Reason.
2	Mr. Pape’s employment agreement with the Company terminated on November 30, 2007. Consequently, there exists no potential for any liability on the part of the Company for termination of Mr. Pape as a result of any Change in Control or as a result of Mr. Pape’s termination of his employment for Good Reason as of December 31, 2007.

3	In the case of Mr. Callahan, includes an immediate, one-time lump sum payment equal to the previous year’s bonus paid to him upon a Change in Control (although Mr. Callahan was not officially paid a bonus in 2006, $84,500 of the guaranteed pro-rated bonus paid to him in 2007 in connection with his October 2006 employment agreement is included in this Table 2).
4	In the case of Mr. Callahan, includes an immediate, one-time lump sum payment equal to two times the sum of his current annual base salary plus annual bonus; in the case of Mr. McClure, includes an immediate, one-time lump sum payment equal to his current annual base salary plus his target bonus (which is equal to 50% of his annual then annual base salary); in the case of Mr. McPadden, includes payment of two times the sum of his base salary plus his annual bonus as of the date of termination (payments of these sums shall be made to Mr. McPadden in equal installments over a twenty-four (24) consecutive month period, commencing thirty (30) days after his termination date); in the case of Mr. Bondi, includes an immediate, one-time lump sum payment equal to one year of his current annual base salary plus an amount equal to the previous year’s bonus paid to him (although Mr. Bondi was not officially paid a bonus in 2006, the $220,000 aggregate signing bonus paid to him in 2007 in the form of cash and restricted stock in connection with his November 2006 employment agreement is included in this Table 2); in the case of Mr. Fisher, includes an immediate, one-time lump sum payment equal to his then current annual base salary plus his target bonus (which is equal to 50% of his annual then annual base salary). Pursuant to their respective employment agreements, the base salaries of Messrs. Callahan, McClure, McPadden and Fisher are reviewed annually for consideration of merit increases, and the salary of Mr. Bondi increases by defined, quantified amounts over time.
5	Represents the estimated maximum aggregate amount of the named executive officer’s payable share of all medical, dental, health and disability insurance payable by the Company for the benefit of the named executive officer and members of his immediate family for a period of twenty-four (24) months after the termination date in the cases of Messrs. Callahan and McPadden (twelve months, and exclusive of disability coverage in the cases of Messrs. McClure, Bondi and Fisher); also includes the continuation of life and vision insurance by the Company during the twenty-four (24) month post-termination period in the case of Mr. Callahan.
6	Market value based on a closing share price of $10.38 for the Company’s common stock on the NASDAQ Global Select Market on December 31, 2007 (the last trading day for the NASDAQ Global Select Market in 2007). The amount reflects the market value of shares of the Company’s restricted common stock previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive plan which, in the absence of: (i) the termination of the named executive officer’s employment agreement by the Company following a Change in Control, or (ii) the termination of the named executive officer’s employment without Cause by the Company or his departure for Good Reason following a Change in Control, would have vested on a date or dates subsequent to December 31, 2007.
7	Amount reflects all incentive and/or non-qualified stock options previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of: (i) the termination of the named executive officer’s employment agreement with the Company following a Change in Control, or (ii) the termination of the named executive officer without Cause by the Company or his departure for Good Reason following a Change in Control, would have vested on a date or dates subsequent to December 31, 2007. In the cases of Messrs. Callahan, Bondi and Fisher, stock options that have vested on an accelerated basis are exercisable within one (1) month of the termination or Change of Control event (which for purposes of this table is December 31, 2007). In the case of Mr. McPadden, stock options that have vested on an accelerated basis are exercisable within three (3) months of the termination or Change of Control event (which for purposes of this table is December 31, 2007). None of Mr. McClure’s previously unvested stock options automatically vest in the event of the termination of his employment agreement by the Company following a Change in Control, or his termination without Cause by the Company or his departure for Good Reason following a Change in Control. All stock options held by any named executive officers with accelerated vesting rights in this Table 2 were either fully vested prior to such hypothetical December 31, 2007 date, or were out-of-the-money at all times during their appropriate and respective exercise periods thereafter. All out-of-the money options are assumed to have expired unexercised for purposes of this Table 2.

8	Consists of an estimated “gross-up” payment to be made to the named executive officer in order to alleviate any excise, related state or federal income tax and Medicare payment liabilities resulting from Change in Control payments made to the named executive officer pursuant to his employment agreement.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as Affirmative’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Services provided to Affirmative and its subsidiaries by KPMG LLP in fiscal year 2007 are described under “Audit Committee – Independent Registered Public Accounting Firm Fees.”

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, our Audit Committee is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice.

Representatives of KPMG LLP will be present at the Annual Meeting telephonically to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the calendar year ended December 31, 2007, the Company was in compliance with all Section 16(a) filing requirements applicable to its insiders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following are stockholders known by the Company to beneficially own 5% or more of its outstanding common stock as of the Record Date. Information regarding the following stockholders has been obtained from reports filed by the persons listed with the Securities and Exchange Commission and/or from the beneficial owners.

Name of Beneficial Holder	Address of Beneficial Holder	Amount and Nature of Ownership		Percentage of Class Owned(1)
New Affirmative LLC	717 Fifth Avenue 26th Floor New York, New York 10022	7,860,927	(2)	51.0%

FMR LLC	82 Devonshire Street Boston, Massachusetts 02109	1,534,830	(3)	9.98%

Long Meadow Investors, LLC, Michael J. Moss & Long Meadow Holdings, L.P., Jonathan W. Old III	1200 High Ridge Road, Stamford, Connecticut 06905	899,701	(4)	5.9%

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,415,358 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)	Based upon statements in Amendment No. 4 to Schedule 13D jointly filed by New Affirmative LLC (New Affirmative), Affirmative Investment LLC, Affirmative Associates LLC and J. Christopher Flowers (the reporting persons), on August 31, 2006, the reporting persons have shared power to vote or to direct to vote 7,860,927 shares of common stock that may be deemed to be beneficially owned by them and to dispose or to direct the disposition of 7,860,927 shares of common stock that may be deemed to be beneficially owned by each of them. As a result of their ownership interest in and control of New Affirmative, each of Affirmative Investment, Affirmative Associates and Mr. Flowers may be deemed to control New Affirmative and therefore may be deemed to hold voting and/or dispositive power over such shares of common stock as described in the prior sentence. Mr. Flowers disclaims beneficial ownership of such shares of common stock.
(3)	According to information contained in Schedule 13G filed with the SEC on February 14, 2008, Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,310,944 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through their control of Fidelity and the funds, each has sole power to dispose of the 1,534,830 shares owned by the funds. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of these shares. According to the Schedule 13G, the interest of one person, Fidelity Advisors Small Cap Fund, an investment company registered under the Investment Company Act of 1940, amounts to 1,118,244 shares or 7.273% of the total outstanding common stock at December 31, 2007.
(4)

According to information contained in Schedule 13G filed with the SEC on February 14, 2008, Long Meadow Holdings, L.P. (LMH), beneficially owns 809,999 shares of Affirmative’s common stock, which constitutes 5.3% of the Company’s total outstanding common stock at December 31, 2007. According to the Schedule 13G, Long Meadow Investors, LLC (LMI) is the general partner of LMH, and because it could be deemed to share voting and dispositive power with LMH over the 809,999 shares of the Company’s common stock owned by LMH, LMI may be deemed to be the beneficial owner of such shares. LMI disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. According to the Schedule 13G, Jonathan W. Old, III is a managing member of LMI. Because Mr. Old is a managing member of the general partner of LMH, and because he could be deemed to share with LMI voting and dispositive power over the 809,999 shares of the Company’s common stock held by LMH, Mr. Old may be deemed to be the beneficial owner of such shares. Mr. Old disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. According to the Schedule 13G, Michael J. Moss is a managing member of LMI. Because Mr. Moss is a managing member of the general partner of the Partnership and shares the responsibilities of managing LMI with Mr. Old, and because he could be deemed to share with LMI and Mr. Old voting and dispositive power over the 809,999 shares of the Company’s common stock held by LMH, Mr. Moss may be deemed to be the beneficial owner of such shares. Mr. Moss is the beneficial owner of 56,790 shares of the Company’s common stock that he holds personally. Additionally, Mr. Moss’ spouse and children hold an aggregate of 32,912 shares of the Company’s common stock, and because Mr. Moss could be deemed to share with his wife and children voting and dispositive power over the shares of the Company’s common stock held by them, Mr. Moss may be deemed to be the beneficial owner of such common stock. Therefore, according to the Schedule 13G, Mr. Moss may be deemed to be the beneficial owner of an aggregate of 899,701 shares, which constitutes 5.9% of the Company’s common stock outstanding. Mr. Moss disclaims beneficial ownership of all shares of the Company’s common stock held by other persons.

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Common Stock by: (i) each individual and named executive officer, and (ii) the directors and named executive officers as a group, all as of the Record Date.

Name of Beneficial Holder	Amount of Beneficial Ownership(1)		Percentage of Class Owned
Kevin R. Callahan	376,000	(2)	2.4%
Mark E. Pape	4,000	(3)	*
Michael J. McClure	19,500	(4)	*
M. Sean McPadden	248,897	(5)	1.6%
Robert A. Bondi	74,273	(6)	*
Joseph G. Fisher	48,500	(7)	*
Thomas C. Davis	35,005	(8)	*
Suzanne T. Porter	36,005	(8)	*
Nimrod T. Frazer	—	(9)	*
David I. Schamis	—	(10)	*
Avshalom Y. Kalichstein	—	(10)	*
Paul J. Zucconi	19,518	(8)	*
All Executive Officers and Directors as a Group (11 persons)(12)	857,698	(11)	5.4%

*	Less than 1%.

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,415,358 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at, or were exercisable within sixty (60) days of the Record Date. The Company did not deem these shares outstanding except for the purpose of computing the percentage ownership of any other person.

(2)	Includes options to purchase up to 286,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date. Also includes 70,000 shares of restricted stock that were granted in October 2006 that vest in equal installments each year over the five-year period following the date of grant.
(3)	Reflects latest number of shares of common stock owned by Mr. Pape at the time of the termination of his employment with the Company. No stock options previously held by Mr. Pape were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(4)	Reflects options to purchase up to 17,500 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(5)	Reflects options to purchase up to 200,487 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(6)	Includes 25,000 total shares of restricted stock that were granted in November 2006 that vest in equal installments each year over the five-year period immediately following the date of grant, and 7,273 total shares of restricted stock that were granted in February 2007 that vest in equal installments over the five (5)-year period immediately following the date of grant. Also includes options to purchase up to 32,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(7)	Reflects options to purchase up to 21,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date. Also includes 20,000 total shares of restricted stock that were granted in November 2006 that vest in equal installments each year over the five-year period immediately following the date of grant.
(8)	Includes options to purchase up to 15,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(9)	Does not include 7,860,927 shares of common stock of the Company owned by New Affirmative. Mr. Frazer was Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc. (“Enstar”), a publicly traded company, from 1990 to 2006, and he was also its President from 1990 to 2001. Enstar is a non-managing member of Affirmative Investment LLC, which is a part-owner of New Affirmative. Mr. Frazer disclaims beneficial ownership of the shares of common stock of the Company owned by New Affirmative.
(10)	Does not include 7,860,927 shares of common stock of the Company owned by New Affirmative. Mr. Kalichstein is a manager of New Affirmative and is a Managing Director of J.C. Flowers & Co. L.L.C., which is the sole member and manager of Affirmative Associates LLC, which indirectly controls New Affirmative. Mr. Schamis is also a Managing Director of J.C. Flowers & Co. L.L.C. Messrs. Kalichstein and Schamis each disclaim beneficial ownership of the shares of common stock of the Company owned by New Affirmative.
(11)	Includes options to purchase up to an aggregate of 601,987 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(12)	Exclusive of Mr. Pape, who was no longer employed with the Company as of the Record Date.

The Company knows of no other beneficial owners (as a group or otherwise) of more than five percent (5%) of the Company’s shares of Common Stock.

EXECUTIVE OFFICERS

Name	Age	Position
Kevin R. Callahan	46	Chief Executive Officer and Chairman of the Board
Michael J. McClure	47	Executive Vice President and Chief Financial Officer
M. Sean McPadden	42	Executive Vice President and President of Insurance Companies
Robert A. Bondi	45	Executive Vice President and Chief Operating Officer
Joseph G. Fisher	38	Senior Vice President, General Counsel & Secretary

Kevin R. Callahan has been the Chief Executive Officer of the Company since October 3, 2006. He served as Interim Chief Executive Officer between November 2005 and his appointment as permanent CEO in October 2006. Mr. Callahan is the Chairman of the Board and Chairman of the Company’s Executive Committee. Mr. Callahan was formerly the Chief Executive Officer of Allianz Global Risks US Insurance Company from May 2002 to December 2004. Mr. Callahan was also the Chief Executive Officer of Aon Capital Markets from November 1996 to May 2002 and a Principal of Aon Risk Services North America from September 2000 to May 2002. Mr. Callahan has also served on the board of directors of Corus Bankshares, Inc. since February 2005.

Michael J. McClure has been our Executive Vice President and Chief Financial Officer since December 1, 2007. Mr. McClure served as Affirmative’s Senior Vice President of Financial Planning and Analysis from May 2007 until his appointment to the position of Executive Vice President and Chief Financial Officer. In addition to his current position with the Company, Mr. McClure presently serves on the Board of Directors of Corus Bankshares and is Chairman of its Audit Committee. Prior to joining the Company, Mr. McClure was Interim Chief Accounting Officer and a Managing Director of Residential Capital Corporation from 2004 to May 2007. From 1998 through 2003, Mr. McClure served in a variety of roles with Kemper Insurance, with most of his time spent as the Vice President of Finance.

M. Sean McPadden has been our Executive Vice President since April 2002 and President of our insurance companies since January 2004. Mr. McPadden also served as one of our directors from 2002 until March 9, 2004. Mr. McPadden has 17 years of insurance operations experience. Prior to joining us, Mr. McPadden served as Chief Actuary and Senior Vice President of Product Management of Bristol West Insurance Group, Inc. from 1999 to 2002, where his responsibilities included pricing, reserving and financial reporting as well as product design, positioning and profitability of a non-standard personal automobile insurance operation with business throughout 15 states. Prior to joining Bristol West, Mr. McPadden held several actuarial posts with Travelers Insurance Company from 1987 to 1999, culminating in his being named Vice President of Non-Standard Auto, where from 1997 to 1999 he was responsible for actuarial, product development and product support for the non-standard personal automobile insurance operations of Travelers. Mr. McPadden is a Fellow of the Casualty Actuarial Society, a designation he achieved in 1994.

Robert A. Bondi has been our Chief Operating Officer since November 27, 2006. From September 2000 through November 2006, Mr. Bondi served as the Managing Principal of Aon Client Services, the client services and administrative support organization for Aon Risk Services in the United States. From March 1998 through September 2000, Mr. Bondi was the Managing Director and Chief Administrative Officer of Aon Capital Markets. Prior to his employment with Aon Capital Markets, from May 1984 through March 1998, Mr. Bondi held several management positions in the Global Cash Management Department at Mellon Bank Corporation.

Joseph G. Fisher has been our Senior Vice President, General Counsel and Secretary since November 1, 2006. Mr. Fisher oversees all legal related issues for the Company, and directs the Company’s in-house legal team in managing litigation, including the retention of outside counsel for non-claims related litigation or extra-contractual claims related litigation. Prior to joining the Company, Mr. Fisher practiced law at the law firm of McDermott Will & Emery LLP in Chicago from 1997 through October 2006, where he was most recently a partner in the trial department of said firm. As a member of McDermott’s trial department, Mr. Fisher concentrated his practice in the areas of complex commercial litigation, internal investigations, securities matters and white collar crime.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

New Affirmative LLC

New Affirmative LLC is the owner of 51.0% of our stock as of the Record Date. Messrs. David I Schamis and Avshalom Y. Kalichstein have directed that all compensation received for their services as directors be paid directly to their employer, J.C. Flowers & Co. LLC.

Assumption of Lease from Kevin R. Callahan

On January 10, 2007, 227 West Monroe Street, Inc., as landlord (Landlord) for the premises maintained at the same address, executed a Consent to Assignment among the Landlord, KR Callahan & Company, LLC (“KRCC”), an entity whose sole member and manager is Kevin R. Callahan, our Chairman and Chief Executive Officer, and Affirmative Property Holdings, Inc. (Affirmative Property), an indirect wholly-owned subsidiary of ours, and approved the assignment (the Assignment) of the leasehold interest held by KRCC to Affirmative Property with effect from December 1, 2006. Pursuant to the Assignment, KRCC assigned to Affirmative Property all of its right, title and interest in and to the Lease (the Lease), dated May 8, 2006, between KRCC, as tenant, and the Landlord, and Affirmative Property agreed with KRCC to assume all obligations of KRCC, as tenant, under the Lease. The Lease relates to approximately 4,000 square feet of office space in Chicago, Illinois that will be used by our Claims Staff Counsel. The Lease continues until July 31, 2016 and provides for an average monthly rent of approximately $9,690. In addition, Affirmative Property will be responsible for the payment of taxes, common area maintenance charges and other customary occupancy costs. Under the Assignment, we agreed to guarantee the payment and performance of all obligations of Affirmative Property under the Lease until such time as the Lease terminates and all obligations of Affirmative Property thereunder are satisfied or Affirmative Property is released by the Landlord of all of its obligations under the Lease.

In connection with the Lease, KRCC had procured a Letter of Credit in favor of the Landlord in the amount of $293,257 as a security deposit against KRCC’s obligations under the Lease. In connection with the Assignment, Affirmative Property agreed to replace KRCC’s Letter of Credit at a future date with a Letter of Credit of like amount issued in favor of the Landlord on Affirmative Property’s behalf. On May 30, 2007, Affirmative Insurance Holdings, Inc. entered into an irrevocable Letter of Credit in favor of the Landlord in the amount of $293,257 as a replacement for the KRCC Letter of Credit.

We and Mr. Callahan had agreed at the time of Mr. Callahan’s appointment as our permanent Chief Executive Officer that the Company or one of its subsidiaries would assume KRCC’s obligations under the Lease. The Audit Committee of our Board approved the assumption of the Lease by the Company or one of its subsidiaries on November 6, 2006.

ADDITIONAL INFORMATION

Stockholders Sharing a Common Address

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker, if you hold common stock in street name, or the secretary of the Company, if you are the registered holder of the common stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Secretary of the Company at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

Stockholder Proposals for Affirmative’s 2009 Annual Meeting

Stockholder proposals requested to be included in our proxy statement for our 2009 Annual Meeting or otherwise must be in writing and received by us by January 28, 2009, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

Incorporation by Reference

The material under the headings “Compensation Committee Report,” “Report of the Audit Committee” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.

OTHER MATTERS

The Board knows of no other business that will be presented at the 2008 Annual Meeting. If any other business is properly brought before the 2008 Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

QUESTIONS?

If you have questions or need more information about the Annual Meeting, write to:

Affirmative Insurance Holdings, Inc.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

Attention: Joseph G. Fisher, Secretary

By order of the Board of Directors

/S/ KEVIN R. CALLAHAN
Kevin R. Callahan
Chief Executive Officer and Chairman of the Board of Directors

April 29, 2008

Addison, Texas

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 28, 2008.

Vote by Internet
		•	Log on to the Internet and go to www.investorvote.com/AFFM
		•	Follow the steps outlined on the secured website.
Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Item 2.

1.	Election of Directors	For	Withhold				For	Withhold		For	Withhold	+
	01-Kevin R. Callahan	☐	☐	02-Thomas C. Davis			☐	☐	03 - Nimrod T. Frazer	☐	☐

	04-Avshalom Y. Kalichstein	☐	☐	05-Suzanne T. Porter			☐	☐	06-David I. Schamis	☐	☐

	07-Paul J. Zucconi	☐	☐

				For	Against	Abstain

2.	Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accountants for 2008.			☐	☐	☐	In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as name appears on this card. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

You are cordially invited to attend the

Annual Meeting of Stockholders of

AFFIRMATIVE INSURANCE HOLDINGS, INC.

To be held

Tuesday, May 28, 2008

2:30 p.m. Central Daylight Time,

150 Harvester Drive, Suite 300

Burr Ridge, Illinois 60527

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Affirmative Insurance Holdings, Inc.

Proxy Solicited on Behalf of the Board of Directors

for the 2008 Annual Meeting of Stockholders

The undersigned hereby appoints Kevin R. Callahan, Michael J. McClure and Joseph G. Fisher as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on May 28, 2008, at 2:30 p.m. Central Daylight Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

The undersigned acknowledges receipt of the 2008 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed on the reverse side and FOR Item 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Item 2.

	1. Election of Directors:	For	Withhold				For	Withhold		For	Withhold	+
	01 - Kevin R. Callahan	☐	☐	02 -Thomas C. Davis			☐	☐	03 -Nimrod T. Frazer	☐	☐

	04 -Avshalom Y. Kalichstein	☐	☐	05 -Suzanne T. Porter			☐	☐	06 -David I. Schamis	☐	☐

	07 - Paul J. Zucconi	☐	☐

				For	Against	Abstain

	2. Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accountants for 2008.			☐	☐	☐	In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Date (mm/dd/yyyy) —Please print date below.	Signature 1 —Please keep signature within the box.	Signature 2 —Please keep signature within the box.
/ /

+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Affirmative Insurance Holdings, Inc.

Proxy Solicited on Behalf of the Board of Directors

for the 2008 Annual Meeting of Stockholders

The undersigned hereby appoints Kevin R. Callahan, Michael J. McClure and Joseph G. Fisher as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on May 28, 2008, at 2:30 p.m. Central Daylight Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

The undersigned acknowledges receipt of the 2008 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed on the reverse side and FOR Item 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE